           As Filed with the Securities and Exchange Commission on May 29, 1997
                                       Registration Statement No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                       75-1927578
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

     17811 WATERVIEW PARKWAY                              75252
            DALLAS, TEXAS                               (ZIP CODE)
(Address of Principal Executive Offices)

                            --------------------

               INTERVOICE, INC. 1990 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                           --------------------

           ROB-ROY J. GRAHAM                                Copy to:
        CHIEF FINANCIAL OFFICER                         DAVID E. MORRISON
             AND SECRETARY                              THOMPSON & KNIGHT
           INTERVOICE, INC.                         A PROFESSIONAL CORPORATION
        17811 WATERVIEW PARKWAY                        1700 PACIFIC AVENUE
          DALLAS, TEXAS 75252                               SUITE 3300
(Name and address of agent for service)                DALLAS, TEXAS 75201
                                                          (214) 969-1700

                                 (972) 454-8712
                          (Telephone number, including
                        area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
    Title of                           Proposed      Proposed Maximum    Amount
   Securities          Amount          Maximum          Aggregate         of
     to be             to be         Offering Price     Offering       Registration
  Registered (1)    Registered (2)     per Unit (3)      Price (3)        Fee
---------------------------------------------------------------------------------------
  Common Stock,
  no par value     750,000 shares      $ 11.50          $ 8,625,000    $ 2,613.64
   per share
---------------------------------------------------------------------------------------

(1) This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to InterVoice, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the aver low prices for the Common Stock ($11.50) as reported on the National Association of Securities Dealers Automated Market System on May 27, 1997.

================================================================================

Documents Incorporated by Reference.

      The contents of the Registration Statements (the "Prior Registration Statements") of InterVoice, Inc. (the "Registrant") on Form S-8, Registration No. 45131, No. 64860, No. 77586 and No. 61089, respectively, filed with the Securities and Exchange Commission on January 17, 1992, June 22, 1993, April II, 1994, and July 17, 1995, respectively, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

      All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Amendments to the Plan.

      On May 27, 1996, the Board of Directors of the Registrant adopted amendments to the Registrant's 1990 Incentive Stock Option Plan (the "Plan") that increased from 3,800,000 to 4,550,000 the aggregate number of shares of the Registrant's Common Stock, no par value per share ("Common Stock"), reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on July 25, 1996.

Exhibits.

      In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement.

       4.1 InterVoice, Inc. 1990 Incentive Stock Option Plan, as amended.

       5.1 Opinion of Thompson & Knight, a Professional Corporation, regarding 750,000 shares of Common Stock.

      23.1 Consent of Ernst & Young, L.L.P., independent public accountants, to incorporation of report by reference.

      23.2 Consent of counsel (included in the opinion of Thompson & Knight, a Professional Corporation, filed herewith as Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 27th day of May, 1997.

                                           INTERVOICE, INC.
                                           (Registrant)


                                           By:  /s/ Daniel D. Hammond
                                              -----------------------------
                                                Daniel D. Hammond,
                                                Chairman of the Board of
                                                Directors and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint Daniel D. Hammond and Rob-Roy J. Graham, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                    Title                                      Date
---------                    -----                                      ----
/s/ Daniel D. Hammond        Chairman of the Board of Directors       May 27, 1997
---------------------------  and Chief Executive Officer
Daniel D. Hammond

/s/ Michael W. Barker        President and Chief Operating Officer    May 27, 1997
---------------------------  and Director
Michael W. Barker

/s/ Rob-Roy J. Graham        Chief Financial Officer and Secretary    May 27, 1997
---------------------------  (Principal Financial Officer and
Rob-Roy J. Graham            Principal Accounting Officer)


/s/ Joseph J. Pietropaolo    Director                                 May 27, 1997
---------------------------
Joseph J. Pietropaolo

/s/ George C. Platt          Director                                 May 27, 1997
---------------------------
George C. Platt

/s/ Grant A. Dove            Director                                 May 27, 1997
---------------------------
Grant A. Dove

                             INDEX TO EXHIBITS



Exhibit Number                        Exhibit
--------------                        -------
    4.1        InterVoice, Inc. 1990 Incentive Stock Option Plan, as amended.

    5.1 Opinion of Thompson & Knight, a Professional Corporation, regarding 750,000 shares of Common Stock.

    23.1 Consent of Ernst & Young, independent public accountants, to incorporation of report by reference.

    23.2       Consent of counsel (included in the opinion of Thompson &
               Knight, a Professional Corporation, filed herewith as Exhibit
               5.1).